REPORT OF INDEPENDENT AUDITORS
AND CONSOLIDATED FINANCIAL STATEMENTS
DYNASTY MARKETPLACE, INC.
December 31, 2018

Table of Contents

PAGE
Report of Independent Auditors	1

Consolidated Financial Statements
Consolidated balance sheet	2
Consolidated statement of operations	3
Consolidated statement of stockholders’ deficit	4
Consolidated statement of cash flows	5
Notes to consolidated financial statements	6-13

Report of Independent Auditors

To the Shareholders of
Dynasty Marketplace, Inc.

Report on Consolidated Financial Statements
We have audited the accompanying consolidated financial statements of Dynasty Marketplace, Inc., which comprise the consolidated balance sheet as of December 31, 2018, and the related consolidated statements of operations, shareholders’ deficit and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dynasty Marketplace, Inc. as of December 31, 2018, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Moss Adams LLP

Los Angeles, California
March 25, 2019

Dynasty Marketplace, Inc.
Consolidated Balance Sheet

ASSETS
December 31,
2018
CURRENT ASSETS
Cash and cash equivalents	$179,766
Unbilled receivables	102,500
Prepaid expenses	38,373

Total current assets	320,639

PROPERTY AND EQUIPMENT, net	26,083
INTANGIBLE ASSETS, net	414,550
DEPOSITS	9,100

Total Assets	$770,372

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable	$1,187
Payroll and related accruals	4,481
Accrued expenses and other current liabilities	430,806

Total current liabilities	436,474

LONG-TERM LIABILITIES
Future equity obligations	500,000

Commitments and contingencies (Note 8)

STOCKHOLDERS' EQUITY
Common stock class A, $0.0001 par value, 36,000,000 shares authorized,
issued and outstanding	360
Common stock class B, $0.0001 par value, 190,000,000 shares authorized,
81,794,309 issued and shares outstanding	818
Preferred stock series Founders, $0.0002 par value, 10,000,000 shares authorized,
issued and outstanding	200
Preferred stock Series Seed - 1, $0.0001 par value, 9,450,171 shares authorized,
issued and outstanding	95
Preferred stock Series Seed - 2, $0.0001 par value, 34,494,530 shares authorized,
issued and outstanding	345
Additional paid-in capital	3,740,587
Accumulated deficit	(3,908,507)

Total stockholders' deficit	(166,102)

Total liabilities and stockholders' deficit	$ 770,372

See accompanying notes.

Dynasty Marketplace, Inc.
Consolidated Statement of Operations

Year Ended
December 31,
2018

REVENUES	$881,916
COST OF REVENUES	363,113

Gross profit	518,803

OPERATING EXPENSES
Research and development	434,418
Sales and marketing	207,125
General and administrative	1,091,968

Total operating expenses	1,733,511

Loss from operations	(1,214,708)

OTHER EXPENSES	3,313

Loss before provision for income taxes	(1,218,021)

PROVISION FOR INCOME TAXES	5,600

NET LOSS	$(1,223,621)

See accompanying notes.

Dynasty Marketplace, Inc.
Consolidated Statement of Shareholders’ Deficit

	Common Stock				Preferred Stock								Total
	Class A		Class B		Founders Preferred		Series Seed - 1		Series Seed - 2		Paid in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance, January 1, 2018	36,000,000	$360	63,439,999	$634	10,000,000	$200	—	—	—	—	$207,682	$(2,526,033)	$(2,317,157)

Issuance of preferred and common stock, net of issuance costs of $10,000	—	—	21,654,310	217	—	—	8,591,065	86	—	—	989,697	—	990,000
Exchange of preferred stock for convertible debt	—	—	—	—	—	—	859,106	9	34,494,530	345	2,624,646	—	2,625,000
Stock repurchase	—	—	(3,300,000)	(33)	—	—	—	—	—	—	(274,967)	—	(275,000)
Distributions	—	—	—	—	—	—	—	—	—	—	—	(158,853)	(158,853)
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	193,528	—	193,528
Net loss	—	—	—	—	—	—	—	—	—	—	—	(1,223,621)	(1,223,621)

Balance, December 31, 2018	36,000,000	$360	81,794,309	$818	10,000,000	$200	9,450,171	$95	34,494,530	$345	$3,740,587	$(3,908,507)	$(166,102)

See accompanying notes.

Dynasty Marketplace, Inc.
Consolidated Statement of Cash Flows

Year Ended
December 31,
2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,223,621)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation expense	6,499
Amortization expense	74,726
Stock based compensation expense	193,528
Changes in operating assets and liabilities:
Unbilled receivables	(93,249)
Prepaid expenses	(37,373)
Deposits	20,000
Trade payables	(1,957)
Employee and payroll accruals	(6,596)
Accrued expenses and other current liabilities	430,806

Net cash used in operating activities	(637,237)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(3,729)
Internally developed software costs capitalized	(317,237)

Net cash used in investing activities	(320,966)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of convertible notes payable	500,000
Repurchase of restricted stock	(275,000)
Proceeds from issuance of stock	990,000
Distributions to investors	(158,853)

Net cash provided by financing activities	1,056,147

NET INCREASE IN CASH AND CASH EQUIVALENTS	97,944

CASH AND CASH EQUIVALENTS, beginning of year	81,822

CASH AND CASH EQUIVALENTS, end of year	$179,766

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes	$800

NON-CASH FINANCING ACTIVITIES
Exchange of convertible debt for preferred and common stock	$2,625,000

See accompanying notes.

Dynasty Marketplace, Inc.
Notes to Consolidated Financial Statements

Note 1 –Organization

Dynasty Marketplace, Inc. (the ìCompanyî), a Delaware corporation, was formed on April 22, 2016. Its wholly owned subsidiaries Dynasty Administrator LLC, Dynasty Archon LLC, Dynasty Acquisitions LLC, Dynasty Acquisitions 2-6 LLC, Dynasty Property ID9 LLC, Dynasty Property ID11-20 LLC, and Dynasty Property ID23-102 LLC are Delaware limited liability companies, formed during 2016 and 2017.   The Company indirectly holds a majority interest in each of Dynasty Property ID10 LLC, Dynasty Property ID21 LLC, and Dynasty Property ID22 LLC, Delaware limited liability companies, also formed during 2016 - 2017, via its wholly owned subsidiary, Dynasty Acquisitions LLC.

The Company offers advanced conversational artificial intelligence (AI) solutions that automate leasing communications, replace manual tasks, and help customers grow their portfolios. The technology is designed to enable operational efficiency in the leasing process including consistent prospect experience, lead conversion, and improved market insights. Additionally, the Company offers its customers advanced conversational AI solutions, including LISA, a leasing AI offering that responds to inquiries via text messages and email and manages scheduling for onsite showings. LISA integrates with a variety of property management platforms, automatically entering prospect and onsite showing information to improve efficiency and accuracy.

Note 2 – Basis of Presentation and Summary of Significant Accounting Policies

Basis of presentation – The accompanying consolidated financial statements of the Company have been prepared on the accrual basis of accounting, in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Principles of consolidation – The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated upon consolidation.

Use of estimates – The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the year. Estimates are based on historical experience and other assumptions that management believes to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ from those estimates. The Company evaluates these estimates on an ongoing basis, including those related to: deferral of costs related to intangible assets, useful lives of intangible assets and property and equipment and fair value of restricted stock, among others.

Cash and cash equivalents – Cash includes all highly liquid investments with an original maturity of three months or less. The Company places its cash with high-quality institutions and has not experienced losses with respect to these items. The Company considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents.

Unbilled receivables – Unbilled receivables includes amounts for which revenue recognition criteria has been met under the subscription contracts as of the balance sheet date in accordance with the criteria outlined above, but has not been collected. The Company does not bill customer revenue but collects revenue through electronic funds transfer, and therefore, in general, the Company has no collection issues, and no allowance for doubtful accounts.

Fair value measurements – Accounting Standards Codification (ASC) Topic 820, Fair Value Measurements and Disclosures, defines fair value and establishes a framework for measuring fair value in U.S. GAAP and requires certain disclosures about fair value measurements. ASC Topic 820 addresses fair value in U.S. GAAP for financial assets and financial liabilities that are re-measured and reported at fair value at each reporting period and for non-financial assets and liabilities that are re-measured and reported at fair value on a recurring basis.

In general, fair values determined by Level 1 use quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs use data points that are observable such as quoted prices, interest rates, and yield curves.

Fair values determined by Level 3 inputs are “unobservable data points” for the asset or liability and include situations where there is little, if any, market activity for the asset or liability. The carrying amounts of the Company’s consolidated financial instruments, including cash, other receivables, accounts payable, and accrued expenses approximate fair value because of their generally short maturities. The carrying amount of the letter of credit approximates fair values as the interest rates approximate market rates.

Property and equipment, net – Property and equipment, net are stated at cost, less accumulated depreciation. Furniture and fixtures and computer equipment and software are depreciated using the straight-line method over their estimated useful lives, which range from 5 to 7 years. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized.

Capitalized software development costs – The Company capitalizes costs to develop or purchase internal-use software in accordance with ASC Topic 350-40, Intangibles, Goodwill and Other – Internal-Use Software. Such costs are capitalized and included in the balance sheet as Intangible assets, and include those direct costs incurred from the application development stage until the software is substantially complete and ready for its intended use. The costs capitalized are limited predominately to payroll and the payroll-related costs of technology employees are directly engaged in the application development stage in which a design is chosen and where activities include software configuration, coding, testing, and parallel processing. Costs included in the preliminary project and post-implementation operation stages are expensed as incurred.

Impairment of long-lived assets – The Company regularly reviews recoverability of its long-lived assets, including capitalized software costs and property and equipment, whenever events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. If the sum of the expected future cash flows (undiscounted and without interest changes) is less than the carrying amount of the asset, a write-down would be recorded to reduce the related asset to its estimated fair value. Management evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets. There has been no impairment of the Company’s long-lived assets during the year ending December 31, 2018.

Income taxes – The Company is taxed as a C-corporation, which requires the recognition of deferred income taxes in accordance with the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are calculated based upon the temporary differences between the financial statement and income tax bases of assets and liabilities using the enacted tax rates applicable in a given year.

A valuation allowance is provided when it is more likely than not that all or some portion of the deferred tax assets will not be realized. In assessing the need for a valuation allowance, management considers estimates of future taxable income and ongoing prudent and feasible tax planning strategies. The provision for income taxes represents income taxes payable for the period and the change during the period in deferred tax assets and liabilities.

ASC Topic 740, Income Taxes, requires the Company to recognize the financial statement effects of a tax position when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. The Company’s only such position at December 31, 2018 is a 20% reserve against its R&D Tax Credits.  Such amount is included among the Company’s deferred tax assets and is offset by a valuation allowance.

The Tax Cuts and Jobs Act (the “Tax Act”) was signed into law on December 22, 2017. In accordance with the Tax Act, the Company revalued its deferred tax assets and liabilities as of December 31, 2017, using the new corporate income tax rate of 21% instead of the prior statutory rate of 34%. The change in tax rate is effective for taxable income earned beginning on January 1, 2018.

Leases – The Company’s leases are evaluated and classified as operating or capital leases for financial reporting purposes. The term used for this evaluation includes renewal option periods only in instances in which the exercise of the renewal option can be reasonably assured and failure to exercise such option would result in an economic penalty. All leases have been classified as operating leases.

Revenue recognition – The Company generates revenues from subscription fees charged for use of the Company’s AI software and support services. Revenue is recognized when the following criteria have been met: persuasive evidence of an arrangement exists, product delivery or service performance has occurred, the fee is fixed or determinable, and collection is probable. The Company enters into multiple element revenue arrangements in which a customer may purchase a combination of software subscriptions and support services. The Company allocates a portion of the price to multiple elements using relative selling price method.

In determining VSOE, it is required that a substantial majority of the selling process for a product or service fall within a reasonably narrow pricing range. The Company has established VSOE for software and support services, when such services are sold separately.

Software fees and support revenue are recognized ratably over the term of the subscription contract.

Share‐based compensation – The Company accounts for share‐based compensation under the provisions of ASC 718‐10, Stock‐Based Compensation (ASC 718‐10), which requires measurement of all employee share‐based compensation awards using a fair value method and recording of such expense in the financial statements over the requisite service period. The Company utilizes the Black Scholes model to determine the fair value of employee stock options at the date of grant. To determine the fair value of a share‐based award using the Black Scholes model requires that the Company make certain assumptions regarding the expected term of the award, the expected future volatility of the stock price over the expected term of the award, and the risk‐free interest rate over the expected term. The amount of share‐based compensation expense is reduced for estimated forfeitures based on historical experience. Forfeitures are required to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

Concentrations of credit risk – The Company had four customers comprising all of the Company’s total unbilled receivable as of December 31, 2018 and all of total revenues for the year ended December 31, 2018.

Recently issued and adopted accounting pronouncements – In May 2014, the FASB issued ASU No. 2014-09 (ASU 2014-09), Revenue from Contracts with Customers (Topic 606), which will supersede nearly all existing revenue recognition guidance under GAAP. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled to exchange for those goods or services. On July 9, 2015, the FASB delayed the effective date on the new standard by one year. For non-public business entities, the guidance is effective for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. Early adoption is permitted, but not before the original effective date of December 15, 2017. The standard allows for either “full retrospective” adoption, meaning the standard is applied to all of the periods presented, or “modified retrospection” adoption, meaning the standard is applied only to the most current period presented in the consolidated financial statements. The Company is currently evaluating the effect of this accounting pronouncement.

In March 2016, the Financial Accounting Standards Board (FASB) issued an Accounting Standards Update (ASU) No. 2016–18 (ASU 2016-18), Revenue from Contracts with Customers (Topic 606): Principal Versus Agent Considerations (Reporting Revenue Gross Versus Net). The core principle of the guidance in Topic 606 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The scope of this topic includes entities that enter into contracts with customers to transfer goods or services (that are an output of the entity’s ordinary activities) in exchange for consideration. The amendments in this update affect the guidance ASU 2014–09, Revenue from Contracts with Customers (Topic 606), which is not yet effective.

In February 2016, the FASB issued ASU No. 2016-02 (ASU 2016-02), Leases (Topic 842). The principal objective of ASU 2016-02 is to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet. ASU 2016-02 continues to retain a distinction between finance and operating leases but requires lessees to recognize a right-of-use asset representing its right to use the underlying asset for the lease term and a corresponding lease liability on the balance sheet for all leases with terms greater than twelve months. ASU 2016-02 is effective for annual periods beginning after December 15, 2019. Early adoption of ASU 2016-02 is permitted. The Company is currently assessing the impact this standard may have on its consolidated financial statements and the related expansion of its footnote disclosures.

In May 2017, the FASB issued ASU No. 2017-09, Compensation – Stock Compensation (Topic 718): Scope of Modification Accounting. ASU 2017-09 provides guidance about which changes to the terms or conditions of a stock-based payment award require an entity to apply modification accounting. ASU 2017-09 is effective for all entities for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted, including adoption in any interim period for which financial statements have not yet been issued or made available for issuance. The Company has adopted ASU 2017-09 as of January 1, 2018, and the Company will apply the guidance to any awards modified on or after the adoption date. The adoption did not have an immediate impact on the consolidated financial statements.

In March 2018, the FASB issued ASU No. 2018-05, Income Taxes (Topic 740), providing amendments to SEC paragraphs pursuant to SEC Staff Accounting Bulletin No. 118. The ASU became effective upon issuance and included guidance and clarification of income tax accounting to address uncertainty or diversity of views in practice regarding the application of ASC 2018-05 in situations where a registrant does not have the necessary information available, prepared, or analyzed in reasonable detail to complete the accounting under the Tax Cuts and Jobs Act of 2017 (“Tax Act”), for the reporting period in which the Tax Act was enacted. The adoption did not have an immediate impact on the consolidated financial statements.

Note 3 – Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation and consist of the following as of December 31, 2018:

Furniture and fixtures	$14,724
Computer equipment and software	23,221

37,945

Accumulated depreciation	(11,862)

$26,083

Depreciation expense for the year ended December 31, 2018, amounted to $6,499.

Note 4 – Intangible assets, net

Intangible assets with finite useful lives are amortized using the straight-line method over their useful lives and include internally developed software, as well as the costs incurred related to the Company’s domain name. These intangible assets are reviewed for impairment whenever events or circumstances indicate that they may not be recoverable. As of December 31, 2018, the Company capitalized certain costs as internal-use software related to the development of the new features to existing platforms, as well as new platform versions. Intangible assets are stated at cost or acquisition-date fair value less accumulated amortization and consist of the following as of December 31, 2018:

	Gross Carrying Amount	Accumulated Amortization	Total

Domain name	$115,579	$(21,893)	$93,686
Internal-use software	390,132	(69,268)	320,864

	$505,711	$(91,161)	$414,550

Amortization expense was $74,725 for the year ending December 31, 2018.

Note 5 – Future Equity Obligations

During 2016 and 2017 the Company issued various Simple Agreement for Future Equity ("SAFE Agreement") with third parties ("Investors") that had a principal balance of $2,625,000. The SAFE Agreements have no maturity date and bear no interest. The SAFE Agreements provide the right of the Investors to future equity in the Company per the terms of the agreement. The SAFE Agreements are convertible to shares of Preferred Stock at the price per share equal to the valuation cap of $10,000,000 divided by the number of shares of Capital outstanding, as of immediately prior to Change of Control, an Initial Public Offering, or raising of additional capital, assuming exercise or conversion of all outstanding vested and unvested options, warrants and other convertible securities.

Under the terms of the SAFE Agreements, if there is an equity financing or a liquidity event before the instrument expires or is terminated, the Investors will, at their option, either (i) receive a cash payment equal to the Purchase Amount (as defined in the agreement) or (ii) automatically receive from the Company a number of shares of Common Stock equal to the Purchase Amount divided by the Safe Price, if the Investors fail to select the cash option. The SAFE Agreement will expire and terminate, if there is no liquidity or equity financing, (without relieving the Company of any obligations arising from a prior breach of or non-compliance with this instrument) upon either the issuance of stock to the Investors or the payment, or setting aside for payment, of amounts due the Investors pursuant to the SAFE Agreement.

In connection with an additional capital raise that occurred in February 2018, the Investors opted to be converted into 859,106 shares of Preferred Stock Series-1 and 34,494,530 shares of Preferred Stock Series-2, as the Company’s valuation reached the valuation cap as stipulated in the SAFE Agreements.

Additionally, in April 2018 the Company issued an additional SAFE Agreement that had a principal balance of $500,000 bearing no interest per annum. The SAFE Agreement was outstanding as of December 31, 2018, and was convertible to shares of Preferred Stock at the price per share equal to $0.1164, which is subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization The SAFE Agreement contained the same terms as the earlier SAFE Agreements, which allowed the Investor to opt to be paid out in cash at the time of a liquidity event or equity financing.

Note 6 – Income Taxes

The Company provides for income taxes using an asset and liability approach under which deferred income taxes are provided for based upon enacted tax laws and rates applicable to periods in which the taxes become payable. The provision for federal and state income taxes consists of the following:

Current
Federal	$—
State and Local	5,600
Current Income Tax Expense	$5,600
Deferred
Federal	$326,271
State and Local	152,798
Deferred Income tax expense	$479,069
Valuation allowance	(479,069)
Total income tax provision	$5,600

The Company files federal, state, and foreign income tax returns in jurisdictions with varying statutes of limitations. The income tax expense for the year ended December 31, 2018 differs from the statutory rate primarily due to the valuation allowance that the Company recorded against its net deferred tax assets. Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are liabilities are as follows:

Deferred income tax assets:
Net operating loss carryforwards	$1,194,435
Research and development tax credits	151,612
Gross deferred tax assets	1,346,047
Valuation allowance	(1,167,007)
Deferred tax assets, net of valuation allowance	$179,040

Deferred tax liabilities:
Property, equipment and software	$(95,745)
State taxes	(78,454)
Other	(4,841)
Total deferred tax liabilities	(179,040)
Total net deferred tax assets	$—

Realization of the future tax benefits is dependent on the Company's ability to generate sufficient taxable income within the carry forward period. As of December 31, 2018, the Company determined that it is not more likely than not that the net deferred tax assets will be realized. As such, a full valuation allowance was recorded on the net deferred tax assets.

Note 7 – Shareholders’ Equity

The Company’s Operating Agreement, as amended allows for the issuance of Class A Common Stock, Class B Common Stock, Founders Preferred Stock, and Preferred Stock. Each holder of Class A Common Stock has the right to ten votes per share while each holder of Class B Common Stock has the right to one vote per share. Preferred Stock are designated as Series Seed-1 Preferred Stock and Series Seed-2 Preferred stock and have priority distributions of dividends and payments in the event of liquidation. In February 2018, the Company obtained additional funding of $1,000,000 with the issuance of 21,654,310 shares and 8,591,065 shares, of Class B Common Stock and Series Seed-2 Preferred Stock, net of issuance costs of $10,000.

Under the Company's 2016 and 2014 Stock Incentive Plans (collectively, the “Plan”), the Company can issue certain shares of Common Stock Class A and B and Founders Preferred Stock (the “Restricted Stock”). Restricted Stock generally vest at the rate of 25% or 33% on the first anniversary of the grant date and the remaining vest ratably over the following three years or two years. All Restricted Stock expire no later than 10 years after the grant date. As of December 31, 2018, an aggregate of 108,205,691 shares of the Company's common stock are still available for future grant under the Plan.

The following table summarizes Restricted Stock activity under the Plan during 2018:

	Number of	Number of
	Restricted	Restricted Stock
	(Class A and B)	(Founders Preferred)

Outstanding at January 1, 2018	99,439,999	10,000,000
Granted	21,654,310	—
Forfeited	—	—
Repurchased	(3,300,000)	—
Exercised	—	—

Outstanding at December 31, 2018	117,794,309	10,000,000

December 31, 2018
Vested and expected to vest	117,794,309	10,000,000
Vested shares	59,901,134	10,000,000
Unvested shares	57,893,175	—

The Company estimated the fair value of the Restricted Stock using the estimated value of company, time to liquidity event, risk-free rate, and volatility assumptions. The implied equity value of $10,492,484 was used as the underlying value of the Company. Probability weighted time to exit was estimated to be 2 years. The risk free interest rate was based on the average two-year U.S. Treasury bonds as of the grant date.

The price volatility was based on the standard deviation of monthly returns prices of publicly traded companies comparable to the Company.

The Company’s management believes that the valuation technique and the approach utilized to develop the underlying assumptions are appropriate in calculating the fair values of the Company’s Restricted Stock granted during 2018. Estimates of fair value are not intended to predict actual future events or the value ultimately realized by persons who receive equity awards.

As of December 31, 2018, there was $692,961 of total unrecognized compensation expense related to non-vested stock-based compensation arrangements granted under the Plan.

Note 8 – Commitments and Contingencies

Operating leases – The Company leases its corporate offices in Venice, California under a cancelable operating lease with a lease term through July 30, 2018, with automatic monthly renewal. Rent expense was $40,950 for the year ended December 31, 2018.

Legal – The Company is subject to legal proceedings and claims that have arisen in the ordinary course of business and have not been finally adjudicated. In management's opinion, the Company is not currently involved in any legal proceeding, which, individually or in the aggregate, could have a material effect on its financial condition, operations or cash flows.

Note 9 – Subsequent Events

Subsequent events – Subsequent events are events or transactions that occur after the balance sheet date but before consolidated financial statements are available to be issued. The Company recognizes in the consolidated financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the consolidated financial statements. The Company’s consolidated financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the balance sheet date and before consolidated financial statements are available to be issued.

On January 3, 2019, the Company assigned, transferred, and set over all of its right and interest in Dynasty Administrator LLC to six individuals for a consideration of $1. Simultaneously therewith, the Company assigned, transferred, and set over all of its right and interest in all of its remaining wholly owned subsidiaries to Dynasty Administrator LLC for a consideration of $1. Prior to the above transactions, the Company was the sole member of Dynasty Administrator LLC and all transferred subsidiaries, and hence in accordance with ASC 805-50, transfer of all right and interest is considered a transaction between entities under common control.

On January 7, 2019, the Company entered into an Agreement and Plan of Merger with AppFolio, Inc., a Delaware corporation, Riviera Mar, Inc., a Delaware corporation and wholly owned subsidiary of AppFolio, Inc., and certain other parties, pursuant to which, upon the filing of a certificate of merger with the Delaware Secretary of State on January 7, 2019, Riviera Mar, Inc. was merged with and into the Company, for a merger consideration of $60,000,000, less certain adjustments set forth in the Agreement and Plan of Merger, and the Company became a wholly owned subsidiary of AppFolio, Inc. No adjustments have been made to the financial statements to reflect the effects of this subsequent event.

The Company has evaluated subsequent events through March 25, 2019, which is the date the consolidated financial statements were available to be issued.